Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
John Wiley & Sons, Inc.:
We consent to the incorporation by reference in the registration statements (No. 33-62605, 333-93691, 333-123359, 333-167697, and 333-265700) on Form S-8 of our reports dated June 24, 2022, with respect to the consolidated financial statements and financial statement schedule II of John Wiley & Sons, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
New York, New York
June 24, 2022